Exhibit 10.1

PRESS RELEASE

Magic Software's Third Quarter Earnings Release Scheduled for November 2, 2011

Or Yehuda, Israel, October 11, 2011 — Magic Software Enterprises Ltd. (NASDAQ: MGIC), a global provider of mobile and cloud-enabled application and business integration platforms, announced today that it will report its financial results for the Third Quarter of 2011 on Wednesday, November 2, 2011.

About Magic Software
Magic Software Enterprises Ltd. (NASDAQ: MGIC) is a global provider of mobile and cloud-enabled application and business integration platforms. For more information, visit www.magicsoftware.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product conditions, both here and abroad, release and sales of new products by strategic resellers and customers, and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.

Magic is the trademark of Magic Software Enterprises Ltd.  All other trademarks are the trademarks of their respective owners.

Magic Software Press Contact

Tania Amar
Magic Software
Tel: +972 (0)3 538 9300
Email: tania@magicsoftware.com